Chs90835.REV                                                        EXHIBIT 4(b)
4/26/02






                              AMENDED AND RESTATED
                          C R E D I T   A G R E E M E N T


                                     between


                             SIFCO INDUSTRIES, INC.

                                       and

                               NATIONAL CITY BANK

                                 April 30, 2002

                        $10,000,000 of Revolving Credits

Table of Contents


1A.  CROSS-REFERENCE.................................................................................1
1B.  SUMMARY.........................................................................................1
2A.  SUBJECT COMMITMENT..............................................................................1
         2A.01  AMOUNT...............................................................................1
         2A.02  TERM.................................................................................1
         2A.03  OPTIONAL REDUCTIONS..................................................................1
         2A.04  COMMITMENT FEE.......................................................................1
         2A.05  EXTENSION OF SUBJECT COMMITMENT......................................................2
2B.  SUBJECT LOANS...................................................................................2
         2B.01  SUBJECT NOTE.........................................................................2
         2B.02  CREDIT REQUESTS......................................................................2
         2B.03  CONDITION:  NO DEFAULT...............................................................3
         2B.04  CONDITION:  PURPOSE..................................................................3
         2B.05  LOAN MIX.............................................................................3
         2B.06  AMOUNT...............................................................................4
         2B.07  CONTRACT PERIODS.....................................................................4
         2B.08  MATURITIES...........................................................................4
         2B.09  ROLLOVER.............................................................................4
         2B.10  INTEREST:  PRIME RATE LOANS..........................................................5
         2B.11  INTEREST: FIXED-RATE LOANS...........................................................5
         2B.12  DISBURSEMENT.........................................................................6
         2B.13  PREPAYMENTS..........................................................................6
         2B.14  FIXED-RATE LOANS: UNAVAILABILITY.....................................................6
         2B.15  FIXED-RATE LOANS: ILLEGALITY.........................................................7
3A.  INFORMATION.....................................................................................7
         3A.01  FINANCIAL STATEMENTS.................................................................7
         3A.02  NOTICE...............................................................................8
3B.  GENERAL FINANCIAL STANDARDS.....................................................................9
         3B.01  REIMBURSEMENT AGREEMENT..............................................................9
         3C.  AFFIRMATIVE COVENANTS..................................................................9
         3C.01  TAXES................................................................................9
         3C.02  FINANCIAL RECORDS....................................................................10
         3C.03  VISITATION...........................................................................10
         3C.04  INSURANCE............................................................................10
         3C.05  CORPORATE EXISTENCE..................................................................10
         3C.06  COMPLIANCE WITH LAW..................................................................10
         3C.07  PROPERTIES...........................................................................11
3D.  NEGATIVE COVENANTS..............................................................................11
         3D.01  EQUITY TRANSACTIONS..................................................................11
         3D.02  BORROWINGS...........................................................................12
         3D.03  LIENS, LEASES........................................................................12
         3D.04  NEGATIVE PLEDGE......................................................................14

Table of Contents


4A.  CLOSING.........................................................................................14
         4A.01  SUBJECT NOTE.........................................................................14
         4A.02  RESOLUTIONS/INCUMBENCY...............................................................14
         4A.03  LEGAL OPINION........................................................................14
4B.  WARRANTIES......................................................................................14
         4B.01  EXISTENCE............................................................................14
         4B.02  GOVERNMENTAL RESTRICTIONS............................................................14
         4B.03  CORPORATE AUTHORITY..................................................................15
         4B.04  LITIGATION...........................................................................15
         4B.05  TAXES................................................................................15
         4B.06  TITLE................................................................................15
         4B.07  LAWFUL OPERATIONS....................................................................15
         4B.08  INSURANCE............................................................................16
         4B.09  FINANCIAL STATEMENTS.................................................................16
         4B.10  DEFAULTS.............................................................................16
5A.  EVENTS OF DEFAULT...............................................................................16
         5A.0l  PAYMENTS.............................................................................16
         5A.02  WARRANTIES...........................................................................16
         5A.03  COVENANTS WITHOUT GRACE..............................................................16
         5A.04  COVENANTS WITH GRACE.................................................................16
         5A.05  CROSS-DEFAULT........................................................................17
         5A.06  BORROWER'S SOLVENCY..................................................................17
5B.  EFFECTS OF DEFAULT..............................................................................17
         5B.01  OPTIONAL DEFAULTS....................................................................17
         5B.02  AUTOMATIC DEFAULTS...................................................................18
         5B.03  OFFSETS..............................................................................18
6A.  INDEMNITY: STAMP TAXES..........................................................................18
6B.  INDEMNITY: GOVERNMENTAL COSTS/FIXED-RATE LOANS..................................................18
6C.  INDEMNITY: FUNDING COSTS........................................................................19
6D.  CREDIT REQUESTS.................................................................................19
6E.  INDEMNITY: UNFRIENDLY TAKEOVERS.................................................................19
6F.  INDEMNITY: CAPITAL REQUIREMENTS.................................................................19
6G.  INDEMNITY: COLLECTION COSTS.....................................................................20
6H.  CERTIFICATE FOR INDEMNIFICATION.................................................................20
7.  BANK'S PURPOSE...................................................................................20
8.  INTERPRETATION...................................................................................20
         8.01  WAIVERS...............................................................................20
         8.02  CUMULATIVE PROVISIONS.................................................................20
         8.03  BINDING EFFECT........................................................................21
         8.04  SURVIVAL OF PROVISIONS................................................................21
         8.05  IMMEDIATE U.S. FUNDS..................................................................21

Table of Contents


         8.06  CAPTIONS..............................................................................21
         8.07  SUBSECTIONS...........................................................................21
         8.08  ILLEGALITY............................................................................21
         8.09  OHIO LAW..............................................................................21
         8.10  INTEREST/FEE COMPUTATIONS.............................................................21
         8.11  NOTICE................................................................................21
         8.12  ACCOUNTING TERMS......................................................................22
         8.13  ENTIRE AGREEMENT......................................................................22
         8.14  SHARING OF INFORMATION................................................................22
9.  DEFINITIONS......................................................................................22
         ACCOUNT OFFICER.............................................................................22
         ACCUMULATED FUNDING DEFICIENCY..............................................................22
         AGREEMENT...................................................................................23
         BANK........................................................................................23
         BANKING DAY.................................................................................23
         BORROWER....................................................................................23
         COMPANY.....................................................................................23
         COMPENSATION................................................................................23
         CONTRACT PERIOD.............................................................................23
         CREDIT REQUEST..............................................................................23
         CURRENT ASSETS..............................................................................23
         CURRENT LIABILITIES.........................................................................23
         DEBT........................................................................................23
         DEFAULT UNDER ERISA.........................................................................23
         DEFAULT UNDER THIS AGREEMENT................................................................24
         ENVIRONMENTAL LAW...........................................................................24
         ERISA.......................................................................................24
         ERISA REGULATOR.............................................................................24
         EVENT OF DEFAULT............................................................................24
         EXPIRATION DATE.............................................................................24
         FEDERAL FUNDS RATE..........................................................................24
         FIXED-RATE LOAN.............................................................................25
         FUNDED INDEBTEDNESS.........................................................................25
         GAAP........................................................................................25
         INSOLVENCY ACTION...........................................................................25
         LIBO PRE-MARGIN RATE........................................................................25
         LIBOR LOAN..................................................................................26
         MATERIAL....................................................................................26
         MOST RECENT FINANCIAL STATEMENTS............................................................26
         NET INCOME..................................................................................26
         NET WORTH...................................................................................26

Table of Contents


         PENSION PLAN................................................................................26
         PRIME RATE..................................................................................26
         RECEIVABLE..................................................................................26
         RELATED WRITING.............................................................................26
         REPORTABLE EVENT............................................................................27
         PRIME RATE LOAN.............................................................................27
         SUBJECT COMMITMENT..........................................................................27
         SUBJECT INDEBTEDNESS........................................................................27
         SUBJECT LOAN................................................................................27
         SUBJECT NOTE................................................................................27
         SUBORDINATED................................................................................27
         SUBSIDIARY..................................................................................27
         SUPPLEMENTAL SCHEDULE.......................................................................27
         TOTAL LIABILITIES...........................................................................27
         WHOLLY-OWNED................................................................................28
         plurals.....................................................................................28
Signatures and Address...............................................................................28

EXHIBIT A:  Supplemental Schedule (4B)
EXHIBIT B:  Subject Note (2B.01; 4A.01)
EXHIBIT C:  Extension Agreement (2A.05)

                      AMENDED AND RESTATED CREDIT AGREEMENT


Agreement made as of April 30, 2002 by and between SIFCO INDUSTRIES, INC. (BORROWER) and NATIONAL CITY BANK (Bank):

1A.  CROSS-REFERENCE -- Certain terms are defined in section 9.

1B. SUMMARY -- This Agreement sets forth the terms and conditions upon which the Borrower may obtain Subject Loans on a revolving basis until the Expiration Date. This Agreement also sets forth covenants and warranties made by the parties to induce each other to enter into this Agreement and contains other Material provisions.

2A. SUBJECT COMMITMENT -- The basic terms of the Subject Commitment and the compensation therefor are as follows:

     2A.01 AMOUNT -- The amount of the Subject Commitment is ten million dollars ($10,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the Subject Commitment may be terminated pursuant to section 5B.

     2A.02 TERM -- The Subject Commitment shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until MARCH 31, 2004 (the EXPIRATION DATE) EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the Subject Commitment shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

     2A.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of any premium, to permanently reduce the amount of the Subject Commitment by giving Bank one Banking Day's prior written notice of the amount of each such reduction and the effective date thereof subject, however, to the following:

          (a) No such reduction shall reduce the Subject Commitment to a lesser aggregate amount than the sum of the aggregate unpaid principal balance of the Fixed-Rate Loans then outstanding plus the aggregate unpaid principal balance of any Fixed-Rate Loans to be obtained pursuant to any unfulfilled Credit Request under subsection 2B.02 plus the aggregate unpaid principal balance of the prior loans, if any, then outstanding.

          (b) Concurrently with each reduction Borrower shall prepay such part, if any, of the principal of the Subject Loans then outstanding as may be in excess of the amount of the Subject Commitment as so reduced. Subsection 2B.13 and section 6C shall apply to each such prepayment.

     2A.04 COMMITMENT FEE -- Borrower agrees to pay Bank a commitment fee

          (a) based on the average daily difference between the amount of the Subject Commitment from time to time in effect and the aggregate unpaid principal balance of the Subject Loans then outstanding,

          (b) computed at the rate of one-quarter of one percent (1/4%) per annum so long as the Subject Commitment remains in effect and

          (c) payable in arrears on MAY 1, 2002 and quarter-annually thereafter and at the end of the Subject Commitment.

     2A.05 EXTENSION OF SUBJECT COMMITMENT -- Whenever Borrower furnishes its audited financial statements to Bank pursuant to clause (b) of subsection 3A.01, commencing with the year ending September 30, 2002, Borrower may request that the Subject Commitment be extended one year to the May 1 next following the Expiration Date then in effect. Bank agrees to give consideration to each such request; but in no event shall Bank be committed to extend the Subject Commitment, nor shall the Subject Commitment be so extended, unless and until both Borrower and Bank shall have executed and delivered an extension agreement substantially in the form of Exhibit C with the blanks appropriately filled.

2B. SUBJECT LOANS -- Bank agrees that so long as the Subject Commitment remains in effect Bank will, subject to the conditions of this Agreement, grant Borrower such Subject Loans as Borrower may from time to time request.

     2B.01 SUBJECT NOTE -- The Subject Loans shall be evidenced at all times by a Subject Note executed and delivered by Borrower, payable to the order of Bank in a principal amount equal to the dollar amount of the Subject Commitment as in effect at the execution and delivery of the Subject Note and being in the form and substance of Exhibit B with the blanks appropriately filled.

          (a) Whenever Borrower shall obtain a Subject Loan, Bank shall endorse an appropriate entry on the Subject Note or make an appropriate entry in a loan account in Bank's books and records, or both. Each entry shall be prima facie evidence of the data entered; but such entries shall not be a condition to Borrower's obligation to pay.

          (b) No holder of any Subject Note shall transfer a Subject Note, or seek a judgment or file a proof of claim based on a Subject Note, without in each case first endorsing the Subject Note to reflect the true amount owing thereon.

     2B.02 CREDIT REQUESTS -- Whenever Borrower desires to borrow pursuant to this Agreement, Borrower shall give Bank an appropriate notice (a CREDIT REQUEST) with such information as Bank may reasonably request. The Credit Request shall be irrevocable and shall (EXCEPT in the case of any obtained at the execution and delivery of this Agreement) be given to Bank not later than 12:00 noon Cleveland time

          (a) on the Banking Day the proceeds of any requested PRIME RATE LOAN is to be disbursed to Borrower and

          (b) on the third (3d) Banking Day prior to the Banking Day on which the proceeds of any requested LIBOR Loan are to be disbursed to Borrower.

     Each Credit Request shall be made either in writing or by telephone, PROVIDED that any telephone request shall be promptly confirmed in writing and Borrower shall assume the risk of misunderstanding.

     2B.03 CONDITION: NO DEFAULT -- Borrower shall not be entitled to obtain any Subject Loan if

          (a) any Default Under This Agreement shall then exist or would thereupon begin to exist or

          (b) any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) shall have ceased to be true and complete in any Material respect or

          (c) there shall have occurred any Material adverse change in Borrower's financial condition, properties or business since the date of Borrower's Most Recent Financial Statements or in its then most recent financial statements, if any, furnished to Bank pursuant to subsection 3A.01.

     Each Credit Request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower that Borrower is entitled to obtain, and Bank is obligated to make, the requested Subject Loan.

     2B.04 CONDITION: PURPOSE -- Borrower shall not use the proceeds of any Subject Loan in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by the latter's management and if Bank deems that its participation in the financing would involve it in a conflict of interest.

     2B.05 LOAN MIX -- The Subject Loans at any one time outstanding may consist of PRIME RATE LOANs or LIBOR Loans or any combination thereof as Borrower may from time to time duly elect.

     2B.06 AMOUNT -- No Subject Loan shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the Subject Loans would exceed the amount of the Subject Commitment then in effect. Each Fixed-Rate Loan shall be in the principal sum of one million dollars ($1,000,000) or any greater amount (subject to the aforesaid limitations) that is a multiple of one hundred thousand dollars ($100,000).

     2B.07 CONTRACT PERIODS -- Each Fixed-Rate Loan shall have applicable thereto a Contract Period to be duly elected by Borrower in the Credit Request therefor. Each Contract Period shall begin on the date the loan proceeds are to be disbursed and shall end on such date, not later than the Expiration Date, as Borrower may select subject, however, to the following:

          (a) The Contract Period for each LIBOR Loan shall end one month or two or three or six months after the date of borrowing; PROVIDED, that

               (1) if any such Contract Period otherwise would end on a day that is not a Banking Day, it shall end instead on the next following Banking Day unless that day falls in another calendar month, in which latter case the Contract Period shall end instead on the last Banking Day of the next preceding calendar month, and

               (2) if the Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which the Contract Period is to end, it shall end on the last Banking Day of that calendar month.

     2B.08 MATURITIES -- The stated maturity of each PRIME RATE LOAN shall be the Expiration Date. The stated maturity of each Fixed-Rate Loan shall be the last day of the Contract Period applicable thereto. In no event, however, shall the stated maturity of any Subject Loan be later than the Expiration Date.

     2B.09 ROLLOVER -- If

          (a) prior to the Expiration Date any Fixed-Rate Loan shall not be paid in full at the stated maturity thereof and

          (b) Borrower shall have failed to duly give Bank a timely Credit Request in respect thereof,

     Borrower shall be deemed to have duly given Bank a timely Credit Request to obtain (and Bank shall accordingly make) a PRIME RATE LOAN in a principal amount equal to the unpaid principal of the Fixed-Rate Loan then due, the proceeds of which PRIME RATE LOAN shall be applied to the payment in full of the Fixed-Rate Loan then due;

     PROVIDED that no such PRIME RATE LOAN shall of itself constitute a waiver of any then-existing Default Under This Agreement.

     2B.10 INTEREST: Prime Rate LOANS -- The principal of and overdue interest on any Prime Rate Loans shall bear interest payable in arrears on the first day of each February, May, August and November and at maturity and computed (in accordance with subsection 8.10)

          (a) prior to maturity, at a fluctuating rate equal to the Prime Rate from time to time in effect and

          (b) after maturity (whether occurring by lapse of time or by acceleration), at a fluctuating rate equal to the Prime Rate from time to time in effect plus two percent (2%) per annum,

     with each change in the Prime Rate automatically and immediately changing the rate thereafter applicable to the Prime Rate Loans; PROVIDED, that in no event shall the rate applicable to the Prime Rate Loans after the maturity thereof be less than the rate applicable thereto immediately before maturity.

     2B.11 INTEREST: FIXED-RATE LOANS -- The principal of and overdue interest on each Fixed-Rate Loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

          (a) Prior to maturity each LIBOR Loan shall bear interest at a rate equal to the LIBOR pre-margin rate in effect at the start of the applicable Contract Period plus the applicable LIBOR MARGIN, namely, one and one half percent (1.50%) per annum; provided, however, the LIBOR margin shall be adjusted ANNUALLY upon receipt and based upon the Borrower's year end financial statements as follows:

                           PRETAX INTEREST COVERAGE           LIBOR MARGIN

                           10x>                                   1.25%
                           7.5x - 10x                             1.50%
                           5x - 7.5x                              1.75%
                           2.5x - 5x                              2.00%

          (b) After maturity (whether occurring by lapse of time or by acceleration), each Fixed-Rate Loan shall bear interest computed and payable in the same manner as in the case of Prime Rate Loans EXCEPT that in no event shall any Fixed-Rate Loan bear interest after maturity at a lesser rate than that applicable thereto immediately after maturity.

          (c) Interest on each Fixed-Rate Loan shall be payable in arrears on the last day of the Contract Period applicable thereto and at maturity and, in the case of any Contract Period having a longer term than ninety (90) days, shall also be payable every ninety (90) days or every three (3) months (in the case of LIBOR Loans) after the first day of the Contract Period.

     2B.12 DISBURSEMENT -- Bank shall disburse the proceeds of each Subject Loan to Borrower's general checking account with Bank in the absence of written instructions from Borrower to the contrary.

     2B.13 PREPAYMENTS -- Borrower may from time to time prepay the principal of the Prime Rate Loans in whole or in part and may from time to time prepay the principal of any given series of Fixed-Rate Loans in whole or in part, subject to the following:

          (a) Each prepayment of Fixed-Rate Loans shall be applied solely to a single Fixed-Rate Loan, shall aggregate one million dollars ($1,000,000) or any multiple thereof or an amount equal to the then aggregate unpaid principal balance thereof.

          (b) Each prepayment of the Prime Rate Loans may be made without penalty or premium. Any prepayment of any Fixed-Rate Loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by section 6C.

          (c) No prepayment shall of itself reduce the Subject Commitment.

          (d) Concurrently with each prepayment, Borrower shall prepay the interest accrued on the prepaid principal.

     2B.14 FIXED-RATE LOANS: UNAVAILABILITY -- If at any time

          (a) Bank shall determine that dollar deposits of the relevant amount for the relevant Contract Period are not available in the London interbank eurodollar market (in the case of a LIBOR Loan) for the purpose of funding the Fixed-Rate Loan in question, or

          (b) Bank shall determine that circumstances affecting that market make it impracticable for Bank to ascertain the rate or rates applicable to such Fixed-Rate Loans, then and in each such case Bank shall, by written notice to Borrower, suspend Borrower's right thereafter to obtain Fixed-Rate Loans of the kind in question, which suspension shall remain in effect until such time, if any, as Bank may give written notice to Borrower that the condition giving rise to the suspension no longer prevails.

     2B.15 FIXED-RATE LOANS: ILLEGALITY -- If any governmental authority shall assert that it is unlawful for Bank to fund, make or maintain any Fixed-Rate Loans,

          (a) Bank shall give Borrower prompt written notice thereof and

          (b) Borrower shall promptly pay in full the principal of and interest on the Fixed-Rate Loan in question and make the reimbursement, if any, required by section 6C.

3A. INFORMATION -- Borrower agrees that so long as the Subject Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

     3A.01 FINANCIAL STATEMENTS -- Borrower will furnish to Bank

          (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each of Borrower's fiscal years, Borrower's balance sheet as at the end of the period and its statements of cash flow, income and surplus reconciliation for Borrower's current fiscal year to date, all prepared (but unaudited) on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to Bank,

          (b) as soon as available (and in any event within ninety (90) days after the end of each of Borrower's fiscal years), a complete copy of an annual audit report (including, without limitation, all financial statements therein and notes thereto) of Borrower for that year which shall be

               (1) prepared on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to Bank, and

               (2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and satisfactory to Bank.

          (c) concurrently with the delivery of any financial statement to Bank pursuant to clause (a) or (b), a certificate by Borrower's chief financial officer

               (1) certifying that to the best of the officer's knowledge and belief, (A) those financial statements fairly present in all Material respects Borrower's financial condition and the results of its operations in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no Default Under This Agreement then exists or if any does, a brief description of the default and Borrower's intentions in respect thereof, and

               (2) setting forth calculations indicating whether or not Borrower is in compliance with the general financial standards of section 3B,

          (d) promptly when filed (in final form) or sent, a copy of

               (1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over Borrower's securities) and

               (2) each proxy statement, annual report, certificate, notice or other document sent by Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued) and

          (e) forthwith upon Bank's written request, such other information in writing about Borrower's financial condition, properties and operations and about Borrower's employee benefit plans, if any, as Bank may from time to time reasonably request.

     3A.02 NOTICE -- Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give Bank prompt written notice whenever any officer of Borrower

          (a) reasonably believes (or receives notice from any governmental agency alleging) that any Reportable Event has occurred in respect of any Pension Plan or that Borrower has become in Material non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith would materially and adversely affect Borrower's financial condition or its properties,

          (b) receives from the Internal Revenue Service or any other federal, state or local taxing authority any allegation of any default by Borrower in the payment of any tax that is Material in amount or notice of any assessment in respect thereof,

          (c) learns there has been brought against Borrower before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a Material, adverse effect on Borrower,

          (d) reasonably believes that any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) shall have ceased in any Material respect to be true and complete or that any Default Under This Agreement shall have occurred or

          (e) reasonably believes that there has occurred or begun to exist any other event, condition or thing that likely may have a Material, adverse effect on Borrower's financial condition, operations or properties.

3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the Subject Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will observe each of the following:

          3B.01 REIMBURSEMENT AGREEMENT - Borrower and Bank have entered into or will enter into an Amended and Restated Reimbursement Agreement dated as of April 30, 2002 (the "Reimbursement Agreement"), which Reimbursement Agreement contains certain financial covenants to be complied with by the Borrower. The Borrower shall comply with the financial covenants set forth in Section 7 of the Reimbursement Agreement, as such Reimbursement Agreement may be amended and/or supplemented from time to time, as though such covenants were set forth herein. If the Reimbursement Agreement shall expire or terminate for any reason and this Agreement shall remain outstanding, the Borrower shall contunue to comply wich such financial covenants until such time as covenants may be negotiated and inserted into this Agreement.

3C. AFFIRMATIVE COVENANTS-- Borrower agrees that so long as the Subject Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

          3C.01 TAXES -- Borrower will pay in full

               (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

               (b) prior in each case to the date the claim would become delinquent for non-payment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon its property;

     PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

     3C.02 FINANCIAL RECORDS -- Borrower will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

     3C.03 VISITATION -- Borrower will, to the extent not prohibited by law or government regulation or contract, permit Bank or Bank's agent(s) at all reasonable times and upon seven (7) days prior notice:

          (a) to visit and inspect Borrower's properties and examine its records at Bank's expense and to make copies of and extracts from such records and

          (b) to consult with Borrower's directors, officers, employees, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its employee benefit plans, each of which parties is hereby authorized to make such information available to Bank to the same extent that it would be to Borrower.

     3C.04 INSURANCE -- Borrower will

          (a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, EXCEPT that if a more specific standard is provided in any Related Writing, the more specific standard shall prevail and

          (b) forthwith upon Bank's written request, furnish to Bank such information about Borrower's insurance as Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Bank and certified by an officer of Borrower.

     3C.05 CORPORATE EXISTENCE -- Borrower will at all times maintain its corporate existence, rights and franchises.

     3C.06 COMPLIANCE WITH LAW -- Borrower will comply with all laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

          (a) use and operate all of its facilities and properties in Material compliance with all Environmental Laws and handle all hazardous materials in Material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any enviromnmental law for the conduct of any Material portion of its business; and comply in all other Material respects with all Environmental Laws;

          (b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no Default under ERISA shall occur or begin to exist and

          (c) comply with all Material requirements of all occupational health and safety laws;

     PROVIDED, that this subsection shall not apply to any of the foregoing

          (i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves shall have been established or

          (ii) in any other case so long as no Default Under This Agreement would occur or begin to exist if the maximum liability of all such items (including, without limitation, those referred to in clause (i)) were reflected in Borrower's balance sheet as a current liability.

     3C.07 PROPERTIES -- Borrower will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the Subject Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will observe, and will cause each Subsidiary to observe, such of the following provisions as are on their respective parts to be complied with, namely:

     3D.01 EQUITY TRANSACTIONS -- Borrower will not, witout the prior written consent of the Bank:

          (a) be a party to any merger or consolidation,

          (b) acquire all or substantially all of the assets and business of another corporation or other business enterprise, whether by purchase or otherwise,

          (c) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets EXCEPT chattels that shall have become obsolete or no longer useful in its present business;

     PROVIDED, that if no Default Under This Agreement shall then exist and if none would thereupon begin to exist, this subsection shall not apply to any transaction referred to in clause (a) or (b) if (1) after giving effect thereto, the nature of Borrower's business shall not be materially different from that at the date of this Agreement and (2) there shall have been executed and delivered to Bank an assumption agreement (to be in form and substance satisfactory to Bank) by the surviving corporation (if not Borrower) in the case of any merger, by the resulting corporation in the case of any consolidation and by the transferee (if not Borrower) in any transfer of any kind of assets.

     3D.02 BORROWINGS -- Borrower will not create, assume or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness of any kind; PROVIDED, that this subsection shall not apply to

          (i) the Subject Indebtedness or any other Debt owing to Bank,

          (ii) any Subordinated indebtedness,

          (iii) any existing or future indebtedness secured by a purchase money security interest permitted by subsection 3D.04 or incurred under a lease permitted by subsection 3D.04 or

          (iv) any existing indebtedness fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or any renewal or extension thereof in whole or in part.

     3D.03 LIENS, LEASES -- Borrower will not

          (a) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment or other title retention contract,

          (b) sell or otherwise transfer any Receivables, whether with or without recourse or

          (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement;

     PROVIDED, that this subsection shall not apply to

          (i) any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

          (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

          (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

          (iv) any mortgage, security interest or other lien securing only Borrower's Debt to Bank,

          (v) any mortgage, security interest or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed,

          (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement) so long as the aggregate annual rentals of all such leases do not exceed six hundred thousand dollars ($600,000),

          (vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or

          (viii) any financing statement perfecting a security interest that would be permissible under this subsection.

     3D.04 NEGATIVE PLEDGE - Borrower agrees not to pledge, sell, encumber, transfer or otherwise dispose of any assets owned by it other than in the ordinary course of business without the prior written consent of the Bank.

4A.  CLOSING -- Borrower has complied with each of the following:

     4A.01 SUBJECT NOTE -- Borrower shall have executed and delivered a Subject Note to Bank in accordance with subsection 2B.01.

     4A.02 RESOLUTIONS/INCUMBENCY -- Borrower's secretary or assistant secretary shall have certified to Bank (a) a copy of resolutions duly adopted by Borrower's board of directors in respect of this Agreement and (b) the names and true signatures of officers authorized to execute and deliver this Agreement and Related Writings on behalf of Borrower.

     4A.03 LEGAL OPINION -- Borrower's counsel shall have rendered to Bank their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04 and in respect of the perfection of each mortgage, security interest or other lien referred to in this section 4A, which opinion shall be in such form and substance (and may be subject only to such qualifications and exceptions, if any) as shall be satisfactory to Bank.

4B. WARRANTIES -- Subject only to such additions and exceptions, if any, as may be set forth in the Supplemental Schedule or in Borrower's Most Recent Financial Statements, Borrower represents and warrants as follows:

     4B.01 EXISTENCE -- Borrower is a duly organized and validly existing Ohio corporation in good standing. Borrower is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no Material adverse effect upon Borrower's financial condition and its ability to transact business. Borrower has no Subsidiaries.

     4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of Borrower for the due execution and delivery or for the enforceability of this Agreement or any Related Writing other than the filing or recording of documents with public officials, the noting of title certificates and similar acts and things related to the perfection of the mortgages, security interests and other liens referred to in section 4A.

     4B.03 CORPORATE AUTHORITY -- Borrower has requisite corporate power and authority to enter into this Agreement and to obtain and secure the Subject Loan in accordance with this Agreement. The officer executing and delivering this Agreement on behalf of Borrower has been duly authorized to do so and to execute and deliver a Subject Note and other Related Writings in accordance with section 4A. Neither the execution and delivery of this Agreement or any Related Writing by Borrower nor its performance and observance of the respective provisions thereof will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon the execution and delivery thereof, this Agreement and the aforesaid Related Writings will each become a valid and binding obligation enforceable against Borrower according to their respective tenors subject, however, to any applicable insolvency or bankruptcy law of general applicability and general principles of equity.

     4B.04 LITIGATION -- No litigation or proceeding is pending against Borrower before any court, administrative agency or arbitrator which might, if successful, have a Material adverse effect on Borrower.

     4B.05 TAXES -- Borrower has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (EXCEPT to the extent, if any, permitted by subsection 3C.01). The Internal Revenue Service has not alleged any Material default by Borrower in the payment of any tax Material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's Most Recent 4A.04 Financial Statements.

     4B.06 TITLE -- Borrower has good and marketable title to all assets reflected in its Most Recent 4A.04 Financial Statements EXCEPT for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.04.

     4B.07 LAWFUL OPERATIONS -- Borrower's operations have at all relevant times been and continue to be in Material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all Environmental Laws, and occupational safety and health laws and all zoning ordinances. Borrower has received no notice from any governmental agency, court or authority that it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal site.

     4B.08 INSURANCE -- Borrower's insurance coverage complies with the standards set forth in subsection 3C.04 and those set forth in the Related Writings referred to in subsections 4A.05 and 4A.06.

     4B.09 FINANCIAL STATEMENTS -- Each of the financial statements referred to in subsection 4A.04 has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by Borrower during its then next preceding full fiscal year EXCEPT to the extent, if any, specifically noted therein and fairly presents in all Material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) it's financial condition as of the date thereof (including a full disclosure of Material contingent liabilities, if any) and the results of its operations, if any, for the fiscal period then ending. There has been no Material adverse change in Borrower's financial condition, properties or business since the date of Borrower's Most Recent 4A.04 Financial Statements nor any change in its accounting procedures since the end of Borrower's latest full fiscal year covered by those statements.

     4B.10 DEFAULTS -- No Default Under This Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

5A. EVENTS OF DEFAULT -- Each of the following shall constitute an Event of Default hereunder:

     5A.01 PAYMENTS -- If any principal included in the Subject Indebtedness shall not be paid in full promptly when the same becomes payable; or if any Subject Indebtedness (EXCEPT principal) or any of Borrower's other Debt to Bank (EXCEPT any payable on demand) shall not be paid in full promptly when the same becomes payable and shall remain unpaid for ten (10) consecutive days thereafter; or if such of Borrower's Debt, if any, to Bank, as may be payable on demand shall not be paid in full within ten (10) days after any actual demand for payment.

     5A.02 WARRANTIES -- If any representation, warranty or statement made in this Agreement or in any Related Writing referred to in section 4A shall be false or erroneous in any respect; or if any representation, warranty or statement hereafter made by or on behalf of Borrower in any Related Writing not referred to in section 4A shall be false or erroneous in any Material respect.

     5A.03 COVENANTS WITHOUT GRACE -- If Borrower shall fail or omit to perform or observe any provisions in subsections 3A.02.

     5A.04 COVENANTS WITH GRACE -- If anyone (other than Bank and its agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsections 5A.01 or 5A.03) contained in this Agreement or any Related Writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice to Borrower by Bank that it is to be remedied.

     5A.05 CROSS-DEFAULT -- If any of Borrower's indebtedness for borrowed money (regardless of maturity) or any of its Funded Indebtedness shall be or become "in default" (as defined below). In this subsection, IN DEFAULT means that (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) Banking Days after any actual demand for payment.

     5A.06 BORROWER'S SOLVENCY -- If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the Material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

5B. EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

     5B.01 OPTIONAL DEFAULTS -- If any Event of Default referred to in subsection 5A.01 through 5A.05, both inclusive, shall occur and be continuing, Bank shall have the right in its discretion, by giving written notice to Borrower,

          (a) to terminate the Subject Commitment (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and Bank shall have no obligation thereafter to grant any Subject Loan to Borrower, and

          (b) to accelerate the maturity of all of Borrower's Debt to Bank (other than Debt, if any, already due and payable), and all such Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

     5B.02 AUTOMATIC DEFAULTS -- If any Event of Default referred to in subsection 5A.06 shall occur,

          (a) the Subject Commitment shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and Bank shall have no obligation thereafter to grant any Subject Loan to Borrower, and

          (b) all of Borrower's Debt to Bank (other than Debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

     5B.03 OFFSETS -- If there shall occur or exist any Default Under This Agreement referred to in subsection 5A.07, then, so long as that Default Under This Agreement exists, Bank shall have the right at any time to set off against and to appropriate and apply toward the payment of the Subject Indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower, all such notices and demands being hereby expressly waived.

6A. INDEMNITY: STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the Subject Indebtedness.

6B.   INDEMNITY: GOVERNMENTAL COSTS/FIXED-RATE LOANS -- If

          (a) there shall be introduced or changed any treaty, statute, regulation or other law, or there shall be made any change in the interpretation or administration thereof, or there shall be made any request from any central bank or other lawful governmental authority, the effect of any of which events shall be to (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or loans by any national banking association (whether or not applicable to Bank) or by Bank or (2) subject Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to Bank from Borrower (otherwise than by a change in taxation of Bank's overall net income) or (4) impose on Bank any penalty in respect of any Fixed-Rate Loans and

          (b) in Bank's sole opinion any such event (1) increases (or, if the event were applicable to Bank, would increase) the cost of making, funding or maintaining any Fixed-Rate Loan or (2) reduces the amount of any payment to be made to Bank in respect of the principal or interest on any Fixed-Rate Loan or other payment under this Agreement, then, upon Bank's demand, Borrower shall from time to time pay Bank an amount equal to each such cost increase or reduced payment, as the case may be.

6C. INDEMNITY: FUNDING COSTS -- Borrower agrees to indemnify Bank against any loss relating in any way to its funding of any Fixed-Rate Loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity) and to pay Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by Bank in its reasonable discretion. TREASURY YIELD means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

6D. CREDIT REQUESTS -- Whenever Borrower shall revoke any Credit Request for a Fixed-Rate Loan, or shall for any other reason fail to borrow pursuant thereto or otherwise comply therewith, or shall fail to honor any prepayment notice, then, in each case on any bank's demand, Borrower shall pay each bank such amount as will compensate it for any loss, cost or expense incurred by it by reason of its liquidation or reemployment of deposits or other funds.

6E. INDEMNITY: UNFRIENDLY TAKEOVERS -- Borrower agrees to indemnify Bank and hold Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not Bank shall be designated a party thereto) which may be incurred by Bank relating to or arising out of any actual or proposed use of proceeds of the Subject Loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that Bank shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6F.  INDEMNITY: CAPITAL REQUIREMENTS -- If

          (a) at any time any governmental authority shall require National City Corporation or Bank, whether or not the requirement has the force of law, to maintain, as support for the Subject Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

          (b) as a result thereof the rate of return on capital of National City Corporation or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to the Subject Commitment, then and in each such case Borrower shall, on Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion reimburse National City Corporation and Bank for any such reduced rate of return.

6G. INDEMNITY: COLLECTION COSTS -- If any Event of Default shall occur and shall be continuing, Borrower will pay Bank such further amounts, to the extent permitted by law, as shall cover Bank's costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of its counsel) incurred in collecting the Subject Indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6H. CERTIFICATE FOR INDEMNIFICATION -- Each demand by Bank for payment pursuant to section 6A, 6B, 6C, 6D, 6E, 6F or 6G shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, Bank may use reasonable averaging and attribution methods.

7. BANK'S PURPOSE -- Bank represents and warrants to Borrower that Bank is familiar with the Securities Act of 1933 as amended and the rules and regulations thereunder and is not entering into this Agreement with any intention of violating that Act or any rule or regulation thereunder, it being understood, however, that Bank shall at all times retain full control of the disposition of its assets.

8. INTERPRETATION -- This Agreement and the Related Writings shall be governed by the following provisions:

     8.01 WAIVERS -- Bank may from time to time in its discretion grant Borrower waivers and consents in respect of this Agreement or any Related Writing or assent to amendments thereof, but no such waiver or consent shall be binding upon Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient.

     8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise.

     8.03 BINDING EFFECT -- The provisions of this Agreement and the Related Writings shall bind and benefit Borrower and Bank and their respective successors and assigns, including each subsequent holder, if any, of the Subject Notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain Subject Loans; and PROVIDED, further, that neither any holder of any Subject Note or assignee of any Subject Loan, whether in whole or in part, shall thereby become obligated thereafter to grant Borrower any Subject Loan.

     8.04 SURVIVAL OF PROVISIONS -- All representations and warranties made in or pursuant to this Agreement or any Related Writing shall survive the execution and delivery of this Agreement and the Subject Notes. The provisions of sections 6A, 6B, 6C and 6D shall survive the payment of the Subject Indebtedness.

     8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

     8.06 CAPTIONS -- The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

     8.07 SUBSECTIONS -- Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

     8.08 ILLEGALITY -- If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

     8.09 OHIO LAW -- This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

     8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

     8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any Related Writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the

     United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer). No other method of actually giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to Bank pursuant to this Agreement or any Related Writing shall be delivered (either in person or by transmission of a telecopy) to an Account Officer of Bank. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party's signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

     8.12 ACCOUNTING TERMS -- Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

     8.13 ENTIRE AGREEMENT -- This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

     8.14 SHARING OF INFORMATION -- Bank shall have the right to furnish to its Affiliates, and to such other persons or entities as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof.

9. DEFINITIONS -- As used in this Agreement and in the Related Writings, EXCEPT where the context clearly requires otherwise,

     ACCOUNT OFFICER means that officer who at the time in question is designated by Bank as the officer having primary responsibility for giving consideration to Borrower's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

     ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

     AFFILIATE means, when used with reference to any person or entity (the SUBJECT), a person or entity that is in control of, under the control of, or under common control with, the subject, the term CONTROL meaning the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise;

     AGREEMENT means this Agreement and includes each amendment, if any, to this Agreement;

     BANK means National City Bank, a national banking association headquartered in Cleveland, Ohio;

     BANKING DAY means (a) in the case of a LIBOR Loan, a day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland, Ohio and in New York City and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio, are generally closed and do not conduct a general banking business;

     BORROWER means Sifco Industries, Inc., an Ohio corporation;

     COMPANY refers to Borrower or to a Subsidiary of Borrower, as the case may be;

     COMPENSATION includes all considerations (including without limitation, deferred compensation and disbursements to trusts), whatever the form or kind, for services rendered;

     CONTRACT PERIOD is defined in subsection 2B.07;

     CREDIT REQUEST means a request made pursuant to subsection 2B.02;

     CURRENT ASSETS means the net book value of all such assets (after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of assets) as determined in accordance with GAAP;

     CURRENT LIABILITIES means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve months of the date of determination;

     DEBT means, collectively, all liabilities of the party or parties in question to Bank, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, Guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or other, and whether participated to or from Bank in whole or in part; and in the case of Borrower includes, without limitation, the Subject Indebtedness;

     DEFAULT UNDER ERISA means (a) the occurrence or existence of a Material Accumulated Funding Deficiency in respect of any of the Companies' respective Pension Plans, (b) any failure by the Companies to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any Material breach of a fiduciary duty by any Company or trustee in respect of any such plan or (d) the existence of any action for the forceable termination of any such plan;

     DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an Event of Default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or corrected to Bank's full satisfaction;

     ENVIRONMENTAL LAW means the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto;

     ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

     ERISA REGULATOR means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any of the Companies' Pension Plans;

     EVENT OF DEFAULT is defined in section 5A;

     EXPIRATION DATE means the date referred to as such in subsection 2A.02, EXCEPT that in the event of any extension pursuant to subsection 2A.05, EXPIRATION DATE shall mean the latest date to which the Subject Commitment shall have been so extended;

     FDIC ASSESSMENT RATE means the gross annual assessment rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) actually incurred to the Federal Deposit Insurance Corporation (or any successor) by Bank for insurance on deposits in United States dollars at Bank's main office;

     FEDERAL FUNDS RATE means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by NCB to be the opening Federal Funds Rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions;

     FIXED-RATE LOAN means a Subject Loan that is not a Prime Rate Loan;

     FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any capitalized lease, (c) any Guaranty of Funded Indebtedness owing by another person or entity and (d) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered current indebtedness rather than Funded Indebtedness for the purposes of section 3B but shall be considered Funded Indebtedness for all other purposes;

     GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's latest fiscal year-end financial statements referred to in subsection 4A.04;

     INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshalling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and INSOLVENCY ACTION includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

     LIBO PRE-MARGIN RATE means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by Bank which equals the average rate per annum at which deposits in United States dollars are offered for deposits of the maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two

     Banking Days prior to the first day of the Contract Period in question, to Bank by prime banking institutions in any Eurodollar market reasonably selected by Bank;

     LIBOR LOAN means a Subject Loan having a Contract Period described in clause (b) of subsection 2B.07 and bearing interest in accordance with clause (b) of subsection 2B.11;

     MATERIAL means Material as determined by Bank in the reasonable exercise of its discretion;

     MOST RECENT 4A.04 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.04;

     NET INCOME means Net Income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

     NET WORTH means the excess (as determined on a consolidated basis and in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets) of the tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will and treasury stock) of the corporation or corporations in question over their Total Liabilities;

     PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of the Companies or any thereof and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the Companies' employees;

     PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans;

     RECEIVABLE means a claim for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing;

     RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, Credit Request, officer's certificate or other writing of any kind which is delivered to the Bank and which is relevant in any manner to this Agreement or any Related Writing and includes, without limitation, the Subject Notes and the other writings referred to in sections 3A and 4A;

     REPORTABLE EVENT has the meaning ascribed thereto by ERISA;

     PRIME RATE LOAN means a Subject Loan maturing in the manner described in the first sentence of subsection 2B.08 and bearing interest in accordance with subsection 2B.11;

     SUBJECT COMMITMENT means Bank's commitment to extend credit to Borrower pursuant to sections 2A and 2B of this Agreement and upon the terms, subject to the conditions of this Agreement and in accordance with the other provisions of this Agreement;

     SUBJECT INDEBTEDNESS means, collectively, the principal of and interest on the Subject Loans and all fees and other liabilities, if any, incurred by Borrower to Bank pursuant to this Agreement or any Related Writing;

     SUBJECT LOAN means a loan obtained by Borrower pursuant to this Agreement;

     SUBJECT NOTE means a note executed and delivered by Borrower and being in the form and substance of Exhibit B with the blanks appropriately filled;

     SUBORDINATED, as applied to any liability of Borrower, means a liability which at the time in question is subordinated (by written instrument in form and substance satisfactory to Bank) in favor of the prior payment in full of Borrower's Debt to Bank;

     SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another SUBSIDIARY of that corporation or any combination of the foregoing;

     SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as Exhibit A;

     TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the corporation or corporations in question and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of their property even if the full faith and credit of none of them is pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness of any kind if any such corporation or corporations is a Guarantor thereof and (c) any Subordinated indebtedness; PROVIDED, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

     WHOLLY-OWNED, as applied to a Subsidiary, means that all of the outstanding shares of stock and all of the outstanding warrants, options and other rights to purchase stock, other than directors' qualifying shares, are held of record and beneficially owned by Borrower;

     the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

Address:                                SIFCO INDUSTRIES, INC.
 970 East 64th Street
 Cleveland, Ohio  44103
 Telecopy:                              By: /s/ Frank A. Cappello
                                           ------------------------------------
                                        Name:   Frank A. Cappello
                                        Title:  Vice President-Finance & CFO


Address:                                NATIONAL CITY BANK
 1900 East Ninth Street
 Attn: Corporate Banking Division
 Cleveland, Ohio 44114-3484             By: /s/ Terry Wolford
 Telecopy:  216/222-9396                   ------------------------------------
                                        Name:   Terry Wolford
                                        Title:   Vice President

                              SUPPLEMENTAL SCHEDULE



There is no item which Borrower must disclose in this Supplemental Schedule in order to be in full compliance with subsections 3D.01, 3D.02, 3D.03 and 3D.04, nor is there any addition or exception to the representations and warranties in section 4B.





                                    EXHIBIT A

                                      NOTE


$10,000,000                    Cleveland, Ohio,             April 30, 2002


FOR VALUE RECEIVED, the undersigned, SIFCO INDUSTRIES, INC. (BORROWER), an Ohio corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee's main office in Cleveland, Ohio, the principal sum of

                               TEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed thereon in accordance with the Credit Agreement referred to below, which principal and interest is payable in accordance with the provisions in the Credit Agreement.

This note is issued pursuant to a certain Amended and Restated Credit Agreement (the "Credit Agreement") made as of April 30, 2002 by and between the payee and Borrower. The Credit Agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after the indebtedness represented by this note shall have become due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to present this note (together with any endorsement or endorsements thereon) to the court, to admit the maturity thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this note for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, the holder of this note may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining additional judgment or judgments against Borrower.

Address:                                SIFCO INDUSTRIES, INC.
 970 East 64th Street
 Cleveland, Ohio  44103
                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


WARNING BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECTFROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                    EXHIBIT B

                               EXTENSION AGREEMENT


This extension agreement made as of ___________________, 20___ by and between Sifco Industries, Inc. (BORROWER) and National City Bank (BANK):

The parties have executed and delivered a certain amended and restated credit agreement dated April 30, 2002 which provides for, among other things, a Subject Commitment aggregating $10,000,000 and available to Borrower, upon certain terms and conditions until March 31, 2004 (the EXPIRATION DATE now in effect) subject to any earlier reduction or termination pursuant to the credit agreement.

In consideration of our mutual agreements and for other valuable considerations, the parties agree that subsection 2A.02 of the credit agreement (captioned "TERM") is hereby amended by deleting the date ______________, 20____ and by substituting therefor the date "______________, 20____", which latter date shall be the EXPIRATION DATE hereafter in effect.

In all other respects the credit agreement shall remain in full effect.


                                        SIFCO INDUSTRIES, INC.


                                        By
                                          --------------------------------------



                                        NATIONAL CITY BANK



                                        By
                                          --------------------------------------





                                    EXHIBIT C